Exhibit 99.1
Nonqualified Stock Option Award Agreement
This Nonqualified Stock Option Award Agreement (this “Award Agreement”) is made and entered into as of December 11, 2014 by and between Ashford Inc., a Delaware corporation (the “Company”) and _________________ (the “Participant”).
Grant Date: December 11, 2014
Exercise Price per Share: $85.97
Number of Option Shares: ________
Expiration Date: December 11, 2022

1.	Grant of Option.

1.2    Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the Number of Option Shares set forth above (the “Option Shares”), at the Exercise Price per Share set forth above. The Option is being granted pursuant to the terms of the Company’s 2014 Incentive Plan (the “Plan”). The Option is not intended to be an Incentive Stock Option within the meaning of section 422 of the Code.

1.3    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and its Affiliates and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning set forth in the Plan.

2.Exercise Period; Vesting.

2.1    Vesting Schedule. The Option will become vested and exercisable on the third anniversary of the Grant Date set forth above.

2.2    Exercise following Termination. Except as otherwise provided in this Award Agreement, the unvested portion of the Option will not be exercisable on or after termination of the Participant’s service relationship with the Company and its Affiliates and shall be immediately forfeited.

2.3    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as otherwise provided in this Award Agreement or the Plan.

3.    Acceleration of Vesting upon Termination. If not otherwise vested pursuant to the terms hereof, the Option shall vest upon (i) termination or removal of Participant without Cause or termination by or resignation of Participant with Good Reason; (ii) termination, removal or resignation of Participant for any reason within one (1) year from the effective date of the Change of Control; or (iii) death or Disability of the Participant.

4.    Manner of Exercise.

4.1    Election to Exercise. To exercise the Option, the Participant must deliver to the Company a notice of intent to exercise in the manner designated by the Committee. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2    Payment of Exercise Price. The exercise price of the Option shall be payable as set forth in Section 2.3(b) of the Plan.

4.3    Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by tendering cash payment to the Company, or if permitted by the Committee, by any of the following means:

(a)authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(b)delivering to the Company previously owned and unencumbered shares of Common Stock.
The Company has the right to withhold from any compensation paid to a Participant.

4.4    Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.    No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Award Agreement shall confer upon the Participant any right to be retained in any capacity as a service provider to the Company or any of its Affiliates. Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company or any of its Affiliates to terminate the Participant’s service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.    Transferability. The Option is not transferable by the Participant other than as set forth in Section 2.3(c) of the Plan.

7.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all tax or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

8.    Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Option Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

9.    Notices. Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Award Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

10.    Governing Law. This Award Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

11.    Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

12.    Options Subject to Plan. This Award Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.    Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award Agreement may be transferred by will or the laws of descent or distribution.

14.    Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

15.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Award Agreement does not create any contractual right or other right to receive any Options or other awards in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service with the Company and its Affiliates.

16.    No Guarantee of Tax Consequences. The Company, Board and Committee make no commitment or guarantee to Participant that any federal, state or local tax treatment will apply or be available to any person eligible for benefits under this Award Agreement and assume no liability whatsoever for the tax consequences to the Participant.

17.    Amendment. The Committee has the right, without the consent of the Participant, to amend, modify or terminate the Option, prospectively or retroactively; provided, that, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of the Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

18.    No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit, as applicable, except as otherwise provided in any employment agreement, service agreement or similar agreement in effect between the Company or an Affiliate and the Participant.

19.    Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Award Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.
IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first above written.

ASHFORD INC.
By: _____________________ Name: David A. Brooks Title: Chief Operating Officer

_____________________ [NAME]